Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners, LP Announces $143.1 Million Midland Basin Mineral and Royalty Acquisition

HIGHLIGHTS

•	Expected to be immediately accretive to distributable cash flow per unit[1]
•	Targeted oil and gas mineral and royalty interests on approximately 60,000 gross acres concentrated in the Northern Midland Basin
•	Expected to add approximately 1,901 Boe (6:1) per day (77% oil, 12% natural gas, 11% NGL) in next twelve months (“NTM”) run-rate average daily production
•	Estimated $43.3 million of NTM cash flow at strip pricing as of April 11, 2023 reflects a transaction multiple of approximately 3.3x2
•	Expected to increase Kimbell’s run-rate average daily production to over 19,000 boe/d (6:1) and to decrease Cash G&A per Boe by 11%[3]
•	Following the transaction, Kimbell expects to maintain a peer leading five-year PDP decline rate of approximately 13%
•	Expected to add 2.06 net DUCs and net permitted locations (“net wells”) to Kimbell’s inventory
•	Following the transaction, Kimbell expects net wells needed to maintain flat production to modestly increase from 4.5 net wells to 4.9 net wells
•	Reinforces Permian Basin position as the leading basin for Kimbell in terms of production, active rig count, DUCs, permits and undrilled inventory
•	Maintains conservative balance sheet metrics with expected pro forma net leverage[4] of approximately 1.0x following transaction close

FORT WORTH, Texas, April 12, 2023 – Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell” or the “Company”), a leading owner of oil and gas mineral and royalty interests in approximately 16 million gross acres in 28 states, today announced that it has agreed to acquire mineral and royalty interests (“acquired assets”) from MB Minerals, L.P., a subsidiary of Sabalo Holdings, LLC (a portfolio company of EnCap Investments), in a cash and unit transaction valued at approximately $143.1 million5, subject to purchase price adjustments and other customary closing adjustments (the “Acquisition”). The purchase price for the Acquisition is comprised of $48.8 million in cash (approximately 34% of the total consideration), approximately 5.4 million newly issued common units of Kimbell Royalty Operating, LLC valued at $85.4 million, and approximately 0.6 million newly issued common units of Kimbell Royalty Partners, LP valued at $8.9 million.

1 Since the Acquisition has an effective date of April 1, 2023, the cash flows from the acquired assets and related accretion will be recognized beginning in Q2 2023.

2 Illustrative cash flow multiple based on expected NTM acquired assets production and average realized cash margin of $62.22 / Boe. Net realized crude oil, natural gas and NGL prices to calculate cash margin $79.84, $2.50 and $32.05, respectively.

3 Based on estimated NTM run-rate average daily production of acquired assets of 1,901 Boe/d, and Q4 2022 production and cash G&A from Kimbell.

4 Net leverage defined as net debt / LTM EBITDA. LTM EBITDA from acquired assets calculated using estimated Q2 2023 net cash flow on an annualized basis.

5 Purchase price and related valuation metrics reflect Kimbell’s $15.91 / unit closing price as of 04/11/2023.

Kimbell Royalty Partners, LP – News Release

For the next twelve months, Kimbell estimates that, as of April 1, 2023, the acquired assets will produce approximately 1,901 Boe/d (1,459 Bbl/d of oil, 219 Bbl/d of NGLs, and 1,338 Mcf/d of natural gas) (6:1). The acquired assets are concentrated in northern Howard County and southern Borden County. The Acquisition is expected to close in the second quarter of 2023, subject to customary closing conditions, and the effective date is expected to be April 1, 2023.

Asset Highlights: Significant development activity across acreage provides line of sight to substantial near-term production

•	Approximately 806 Net Royalty Acres (6,445 NRA normalized to 1/8th) on approximately 60,000 gross unit acres located in Northern Midland Basin

✓	High-interest contiguous footprint with 1.55% average unit Net Revenue Interest

✓	High confidence in established operator spacing and well performance in de-risked zones in the Spraberry and Wolfcamp

✓	Management estimates 5.3 MMBoe in total proved reserves, reflecting a purchase price of approximately $26.97 per total proved Boe

•	97% of estimated first year cash flow from PDP and PDNP wells

✓	3 active rigs on the acreage as of March 31, 2023

✓	Mineral and Overriding Royalty ownership in over 100 horizontal DSUs, 100% Held-By-Production

✓	Over 300 total producing wells

•	Liquids-focused asset base expected to strengthen Kimbell’s oil weighting from 29% to 34% of daily production mix

Kimbell Continues Its Role as a Leading Consolidator in the U.S. Oil and Gas Royalty Sector

Assuming the Acquisition is consummated as described in this news release, Kimbell is expected to have over 16 million gross acres, over 125,000 gross wells and a total of 97 active rigs on its properties, which represents approximately 13%6 of the total active land rigs drilling in the continental United States. In addition, over 97% of all rigs in the continental United States are located in counties where Kimbell is expected to hold mineral interest positions following the consummation of the Acquisition.

Advisors

White & Case LLP and Kelly Hart & Hallman LLP acted as legal counsel to Kimbell. TenOaks Energy Advisors served as exclusive financial advisor and Bracewell LLP served as legal advisor to MB Minerals, L.P.

6 Based on Kimbell rig count of 94, acquired assets rig count of 3 and Baker Hughes U.S. land rig count of 736 as of March 31, 2023.

Kimbell Royalty Partners, LP – News Release

About Kimbell Royalty Partners

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in over 16 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 124,000 gross wells with over 48,000 wells in the Permian Basin. To learn more, visit http://www.kimbellrp.com.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements, which include statements regarding the anticipated benefits of the Acquisition, the expected timing of the closing of the Acquisition, operational data with respect to the Acquisition, involve risks and uncertainties, including risks that the anticipated benefits of the Acquisition are not realized; risks relating to Kimbell’s integration of the Acquisition assets; risks relating to the possibility that the Acquisition does not close when expected or at all because any conditions to the closing are not satisfied on a timely basis or at all; and risks relating to Kimbell’s business and prospects for growth and acquisitions. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell’s filings with the Securities and Exchange Commission (“SEC”).  These include risks inherent in oil and natural gas drilling and production activities, including risks with respect to low or declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow; risks relating to the impairment of oil and natural gas properties; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices; risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance; risks relating to Kimbell’s hedging activities; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks relating to delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; risks relating to borrowing base redeterminations by Kimbell’s lenders, risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to acquisitions, dispositions and drop downs of assets; risks relating to Kimbell’s ability to realize the anticipated benefits from and to integrate acquired assets, including the assets acquired in the Acquisition; and other risks described in Kimbell’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release.

Kimbell Royalty Partners, LP – News Release

Contact:

Rick Black
Dennard Lascar Investor Relations
krp@dennardlascar.com
(713) 529-6600